Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37700) pertaining to the Gaiam, Inc. 1999 Long-Term Incentive Plan and the Gaiam, Inc. 1999 Employee Stock Purchase Plan, of our report dated March 14, 2007, with respect to the consolidated financial statements and schedule of Gaiam, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

March 14, 2007